SADLERGIBB
CERTIFIED PUBLIC ACCOUNTANTS

**CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM**

Plasma Innovative Inc.
Kennett Square, PA

As independent registered public accountants, we hereby consent to the use of our report dated September 24, 2021, with respect to the consolidated financial statements of Plasma Innovative Inc. as of August 31, 2021 and for the period from July 22, 2021 (inception) through August 31, 2021 in in this Registration Statement on Form S-1/A. We also consent to the reference of our firm under the caption "Experts" in this registration statement.

Sadler Gibb & Assoc.

Draper, UT
November 8, 2021